AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 25, 2004
                                                     Registration No. 333-111419




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                (AMENDMENT NO. 1)

                                   APTUS CORP.

              (Exact name of small business issuer in its charter)


  DELAWARE                       7372                         72-1528259
(State or jurisdiction  (Primary Standard Industrial          (I.R.S. Employer
of incorporation or     Classification Code Number)          Identification No.)
 organization)




         1127 BROADWAY PLAZA, SUITE 203, TACOMA, WA 98402 (253) 691-1531
          (Address and telephone number of principal executive offices)

                         1127 BROADWAY PLAZA, SUITE 203,
                 TACOMA, WA 98402 (Address of principal place of
                business or intended principal place of business)


 JOHN P. GORST, 1127 BROADWAY PLAZA, SUITE 203, TACOMA, WA 98402 (253) 677-6649

--------------------------------------------------------------------------------
            (Name, Address and telephone number of agent for service)

                                   COPIES TO:
  MILES GARNETT, ESQ., 66 WAYNE AVENUE, ATLANTIC BEACH, NY 11509 (516) 371-4598

  Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [ X ]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ________________

                         CALCULATION OF REGISTRATION FEE


     Common Stock            10,000,000               $0.50               $5,000,000           $460
Title of each share     Proposed maximum       Proposed offering    Maximum aggregate      Amount of
class of securities to  amount to be           price per unit       offering               registration fee
be registered           registered



Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss.230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                   APTUS CORP.

                              10,000,000 SHARES OF
                                  COMMON STOCK

This is our initial public offering of common stock. The initial public offering price is $0.50 per share. No public market currently exists for our common stock. We are selling 10,000,000 shares of common stock, which have $0.001 par value per share. This represents 45.5% of the total outstanding shares based on the maximum amount of the offering. We are a software Application Service Provider (ASP). Prior to this offering there has been no public market for the shares.


We will sell the shares ourselves through our officers and directors. We do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. The offering will terminate no later than November 30, 2004, and unless a minimum of 1,000,000 shares are sold by that time the proceeds will be returned with interest. We will escrow the proceeds with National City Bank, NA until the minimum is reached.


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE THE CAPTION "RISK FACTORS" COMMENCING ON PAGE 9.


                                                                               TOTAL             TOTAL
                                                      PER SHARE               MINIMUM           MAXIMUM
                                                ----------------------- -------------------- --------------

Public offering price (1)                                  $0.50                $500,000         $5,000,000
Underwriting discounts and commissions                   None                  None              None
Proceeds, before expenses, to us (2)                       $0.50                $500,000         $5,000,000


  (1) We plan to offer and sale the shares directly to investors and have not retained any underwriters, brokers or placement agents in connection with this offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10 percent of the gross proceeds and 3% non-accountable expenses.

  (2) Before deduction of offering expenses estimated to be $36,000.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                      THE DATE OF THIS PROSPECTUS IS          , 2004


                                TABLE OF CONTENTS

            Summary................................................................................5
            Risk Factors...........................................................................9
            Use of Proceeds.......................................................................12
            Dilution..............................................................................13
            Dividend Policy.......................................................................14
            Capitalization........................................................................14
            Our Business..........................................................................14
            Management Discussion of Analysis of Condition and Results of Operations..............22
            Principal Shareholders................................................................25
            Management............................................................................26
            Certain Relationships and Related Transactions........................................29
            Description of Securities.............................................................30
            Shares Eligible for Future Sale.......................................................31
            Available Information.................................................................32
            Special Note Regarding Forward-Looking Statements.....................................32
            Stock Transfer Agent..................................................................33
            Escrow Agent..........................................................................33
            Experts...............................................................................33
            Legal matters.........................................................................33
            Index to Financial Statements.........................................................F-1


                                     SUMMARY

This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

OUR COMPANY

Aptus Corp. is an Application Service Provider ("ASP"). An ASP offers hosted proprietary software along with other hosted software business solutions distributed over broadband services and the ASP customer uses a web browser to run software products, any where at anytime, without the need to download or install the software application. Our goal is to become a reliable and secure on-demand computing platform. We are engaged and have begun implementation of a targeted and stragically defined plan to purchase selected assets from within the highly fragmented application service provider and software development industries. As a result of our implementation efforts, we recently acquired two business software applications.

o On January 23, 2004, we acquired certain assets of Appgen Technologies, Inc. (Appgen) and Mark Andre, which includes the Appgen Custom Suite and MyBooks Professional, both are software applications.

o On February 1, 2004, we acquired certain assets of QwikQuote, Inc, which includes QwikQuote, a sales order quoting application.

We will provide hosting for either leased applications or customer owned software on leased servers located in leased data centers, rent computing services to our customers for a monthly fee, and perform remote management and maintenance of our customers' servers from our network operations center.
We focus on the small office/home office ("SOHO") and small/medium enterprise ("SME") markets. See "Risk Factors." We are in the development stage and have no operating history. No representation is made or implied that we will be able to carry on our activities profitably. Our subsistence is dependent initially upon sufficient proceeds being realized by us from this offering, of which there is no assurance. Proceeds of this offering may be insufficient to enable us to conduct potentially profitable operations or otherwise to engage in any business endeavors. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation of any new business. Further, no assurance can be given that we will have the ability to acquire assets, businesses or properties with any value to us.

We were incorporated on April 4, 2002 under the laws of the State of Delaware. Our offices are located at 1127 Broadway Plaza, Suite 203, Tacoma, WA 98402, and the telephone number is (253) 691-1531.


  THE OFFERING

                                        Unless otherwise indicated, the
                                        information in this prospectus,
                                        irrespective of the date referenced,
                                        assumes that there is no exercise of
                                        outstanding options or warrants to
                                        purchase additional shares. We intend to use the net proceeds of this offering to market the services we currently offer and initiate new business development and relationships. Additionally, management will use a small portion of these funds to settle outstanding liabilities. We shall seek to employ qualified, but as yet unidentified, individuals to be employeed in such business. No assurance can be given that the net proceeds of the maximum number of shares offered in this offering or any lesser net amount will be sufficient to accomplish our goals. In the event that substantially less than the net proceeds from the maximum offering are raised, our plans may be materially and adversely affected in that we may find it even more difficult, if not impossible, to realize our goals. Investors will be providing their funds to management who will have complete discretion as to their expenditure. See "Risk Factors."

                                        The minimum required amount of shares to be sold is 1,000,000 shares and the maximum amount is 10,000,000 shares. Prior to this offering, there has been no public market for the shares and there can be no assurance that a regular trading market will develop for the shares after this offering or that, if developed, any such market will be sustained. We anticipate that trading of the shares will be conducted on the Over-The-Counter Electronic Bulletin
                                        Board (the "Bulletin Board") referred to as OTCBB, which is maintained by the NASD. There is no guarantee that we will be able to trade on the Bulletin Board. Any market for the shares, which may result, will likely be less well developed than if the shares were traded on NASDAQ or on an exchange. See "Risk Factors."

                                        If proceeds from this offering are
                                        insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

COMMON STOCK OFFERED
FOR SALE HEREBY                         Up to a maximum of 10,000,000 shares by
                                        us.


OFFERING PRICE                          $0.50 per share offered to the public.
                                        The initial public offering price of the shares has been arbitrarily determined by us and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. We are a Delaware corporation.


TERMS OF THE OFFERING                   The offering will remain open until
                                        November 30, 2004, unless we decide to
                                        terminate the selling efforts prior to
                                        this date. The minimum investment by
                                        each investor is 1,000 shares.

AUTHORIZED AND OUTSTANDING

                                        COMMON        PROCEEDS       CLASS A        PREFERRED         PREFERRED
                                        STOCK       FROM OFFERING     COMMON         CLASS A           CLASS B

----------------- ----------------- --------------- -------------- ------------- ----------------- ----------------

SHARES OF STOCK:

                  Authorized           250,000,000                    5,000,000        10,000,000       10,000,000
                  Outstanding
                  prior to
                  Offering              12,000,000                    1,200,000               -0-              -0-
                  After minimum
                  of Offering is
                  Sold                  13,000,000       $500,000     1,200,000               -0-              -0-
                  After maximum
                  Offering is sold      22,000,000     $5,000,000     1,200,000               -0-              -0-

PLAN OF DISTRIBUTION                    This is a direct participation, and with
                                        no commitment by anyone to purchase any
                                        shares. None of the officers and
                                        directors (a) is subject to a statutory
                                        disqualification (as defined in Sec.
                                        3(a)(35), (b) is paid commissions or
                                        other remuneration for securities
                                        transactions, or (c) is
                                        an associated person of a broker or
                                        dealer. The shares will be offered and
                                        sold by our principal executive officers and directors. We will file a post effective registration statement of which this Prospectus is a part to identify a selected broker-dealer at such time as such broker-dealer intends to sell shares offered in this offering and prior to such sale. All proceeds from subscriptions to purchase shares will be transmitted by us and any participating dealer to the escrow account by noon of the next business day after receipt. The shares are offered by us with 1,000,000 shares required to be sold before any funds can be released from escrow and with a 10,000,000 share maximum, basis. In the event that the minimum of 1,000,000 shares is not sold by November 30, 2004, all proceeds raised will be returned promptly to subscribers in full with interest thereon. Subscribers will not be entitled to a return of funds from the escrow account during the offering period.

                                        Our officers, directors and major
                                        shareholders are the only persons who
                                        have been instrumental in arranging our
                                        capitalization to date. Neither of our
                                        officers or directors are acting as
                                        nominee for any persons or is otherwise
                                        under the control of any person or
                                        persons. There are no agreements,
                                        agreements in principle, or
                                        understandings with regard to
                                        compensation to be paid by us to any of
                                        our officers or directors.

                                        It is anticipated we may make sales of
                                        shares to officers and directors. Such
                                        purchases shall be made for investment
                                        purposes only and in a manner consistent with a public offering of our shares. Such purchases may be used to reach the amount required for closing in the event such amount is not reached as a result of purchases by the general public. Thus the officers and directors could purchase up to 100% of the amount required for closing if no sales are made to new shareholders. Such purchases will increase the equity interests already owned by the officers and directors.

                                        Investors should carefully review the
                                        financial statements, which are an
                                        integral part of this prospectus.

                                        Dealers participating in this offering
                                        are required to deliver a copy of the
                                        final prospectus to any person who is
                                        expected to receive a confirmation of
                                        the sale at least 48 hours prior to the
                                        mailing of the confirmation.

USE OF PROCEEDS                         Assuming that the entire offering will
                                        be sold, then up to the last $36,000
                                        that we raise will be used to pay the
                                        expenses of the offering after the
                                        escrow is released. This is the only
                                        amount raised in the offering that will
                                        be applied to outstanding liabilities.
                                        We intend to apply substantially all of
                                        the net proceeds of this offering (after the minimum amount to be raised is released from escrow) to market the services we currently offer and initiate new business development and relationships as an ASP focused on the small office/home office and small/medium enterprise.

                                        ESCROWED FUNDS NOT TO BE USED FOR
                                        ACCRUED SALARIES OR PRIOR REIMBURSABLE
                                        EXPENSES

                                        No funds (including any interest earned
                                        thereon) will be disbursed from the
                                        escrow account for the payment of
                                        accrued salaries or reimbursement of
                                        expenses incurred on our behalf prior to the effective date of this offering by our officers and directors. Other than the foregoing, there is a limit of $36,000 on the total amount of such reimburseable expenses, and there will be no review of the reasonableness of such expenses by anyone other than our board of directors, all of whom are officers. In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of our business plan. See "Risk Factors."

RISK FACTORS                            The shares offered hereby involve a high
                                        degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risks include, among others: our short term existence and limited resources; the discretionary use of proceeds; and intense competition in effecting our business strategy. See "Risk Factors."

                                  RISK FACTORS

The securities offered hereby are highly speculative and involve substantial risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Any of the following risks could cause the value of our common stock to decline.

  OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN FOR MORE THAN 12 MONTHS FROM THE DATE OF THIS PROSPECTUS, AND, IF WE DO NOT CONTINUE AS A GOING CONCERN, INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.


We have nominal assets and limited operations with which to create operating capital. We seek to raise additional capital to promote and advertise our services in an offering of our common stock on Form SB-2. If all the shares offered are sold, we will receive up to $4,964,000 net proceeds to pay for our estimated operating expenses. There can be no assurance that such offering will be successful. In its audit report dated December 17, 2003, our auditors indicated that there was substantial doubt as to our ability to continue as a going concern due to on going losses since inception to November 30, 2003, and, that our ability to continue as a going concern is dependant upon our obtaining additional financing for our operations or reaching profitability. There can be no assurance that we will be able to achieve either of these.

  OUR CHIEF EXECUTIVE OFFICER WILL CONDUCT OUR ACTIVITIES ON A PART TIME BASIS. AS A RESULT OF HIS PARTICIPATION IN BUSINESS ACTIVITIES OF OTHER COMPANIES, HIS LIMITED ATTENTION TO APTUS MAY DELAY THE DEVELOPMENT OF OUR BUSINESS.

Our chief executive officer, John P. Gorst, is the president and chairman of the board of Insynq, Inc., a public company.


  WE HAVE NO CUSTOMERS AND GENERATE NO REVENUES AND IF WE FAIL TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN BY DEVELOPING A SOLID CUSTOMER BASE AND GENERATING REVENUES WE WILL GO OUT OF BUSINESS.


Our success is dependent on successful implementation of our business plan. This involves developing and expanding our operations on a profitable basis and developing marketing and promotional channels to promote our services on a regular basis. We have not entered into any agreements to utilize our services with any company. We do not believe that we will generate significant revenues in the immediate future. We will not generate any meaningful revenues unless we obtain contracts with a significant number of customers. If we fail to obtain contracts with a significant number of customers to generate meaningful revenues, we may not achieve profitability and may go out of business.

  WE FACE INTENSE COMPETITION FROM OTHER ASP PROVIDERS WITH SIMILAR APPLICATION SERVICES, WHICH MAY ADVERSELY AFFECT OUR REVENUE AND PROFITABILITY.


A large number of ASP's offer similar services that we plan to offer. Most of these companies have greater resources in terms of people, money and experience. If we cannot successfully compete with these firms, the future of our business and results of operations will be adversely affected in terms of little or no revenue and profitability.

  OUR EXECUTIVE MANAGEMENT TEAM IS CRITICAL TO THE EXECUTION OF OUR BUSINESS PLAN AND THE LOSS OF EITHER ONES' SERVICE COULD SEVERELY IMPACT NEGATIVELY ON OUR BUSINESS.

Our success depends significantly on the continued services of our management personnel, John P. Gorst, our chairman of the board, president and chief executive officer, M. Carroll Benton secretary and treasurer, chief administrative officer and interim chief financial officer and Joanie C. Mann executive vice president. Losing any one of them could seriously harm our business. Competition for executives is intense. If we had to replace either one, we would not be able to replace the significant amount of knowledge that they have about our operations. We do not maintain "key man" insurance policies on anyone. We do not have employment contracts with John P. Gorst, M. Carroll Benton and Joanie C. Mann.

  OTHER BUSINESS VENTURES OF OUR EXECUTIVE OFFICERS MAY PRESENT A POTENTIAL CONFLICT OF INTEREST, WHICH MAY ADVERSELY AFFECT OUR REVENUE AND PROFITABILITY.

John P. Gorst and M. Carroll Benton are two of our three officers and sole directors and have control in directing our activities. They are involved in other business activities, including Insynq Inc., and may, in the future, become involved in additional business opportunities. If a specific business opportunity becomes available, they may face a conflict of interest. Either one may take advantage of this business opportunity through other companies with whom they work. In such event, we may loose potential revenue, which will negatively affect the value of shares of our common stock.

Although both current business activities that our officers are involved with are ASP's, we have different service offerings. We primarily will be selling our propriety software applications, either for local installation or as a hosted technology alternative. In addition, we are negotiating the sole and exclusive use of a propriety brand of Insynq, Inc. called e-Accounting. This affiliation should benefit both companies in that the licensing agreements will be at no less favorable terms than if negotiated between an unrelated party.

In order to maintain independence, it is anticipated, pending the growth of our business, certain key management will be become full-time in our business activities.

  WE ARE CURRENTLY NEGOTIATING LEASES FOR DATA CENTER FACILITIES AND THE REQUIRED SERVER INFRASTRUCTURE. IF WE ARE UNABLE TO ACQUIRE LEASES, WE WILL BE UNABLE TO EXECUTE ON OUR BUSINESS PLAN.

We currently do not own or lease server infrastructure or data center facilities and we are negotiating with a third party for these requirements. We cannot be assured that we can negotiate favorable leases for us, or if at all. If we are unable to accomplish this, we will be unable to execute on our business plan.

  WE ARE CURRENTLY NEGOTIATING WITH INSYNQ, INC. FOR A SOLE AND EXCLUSIVE AND EXCLUSIVE NON-COMPETE LICENSING AGREEMENT FOR THE BRAND E-ACCOUNTING. IF WE ARE UNSUCCESSFUL IN NEGOTIATING A LEASE ON FAVORABLE TERMS, OR IFF AT ALL, WE WILL BE UNABLE TO EXECUTE ON OUR BUSINESS PLAN.

We are negotiating a sole and exclusive, non-compete, licensing agreement with Insynq, Inc., for the e-Accounting business model and brand. Insynq, Inc. has developed the e-Accounting brand of services and bundled third party products that directly address the needs of one our target markets, that of the accounting and bookkeeping professionals. If we are unsuccessful in negotiating a lease on favorable terms, or it at all, we will be unable to execute on our business plan.

  IF WE ARE UNABLE TO OBTAIN KEY SOFTWARE APPLICATIONS FROM CERTAIN VENDORS, WE WILL BE UNABLE TO DELIVER OUR SERVICES, WHICH MAY RESULT IN THE TERMINATION OF OUR OPERATIONS.

We rely will on third-party suppliers, including Microsoft and Citrix to provide us with key software applications for our infrastructure and our hosted application rental model. Certain components or applications are only available from limited sources. If we are unable to obtain these products or other services, including connectivity services, in a timely manner at an acceptable cost or at all, it may substantially inhibit our ability to deliver our services, which may result in the termination of our operations.

  IF WE FAIL TO PROTECT OUR PROPRIETARY PRODUCTS FROM INFRINGEMENT THROUGH PATENTS, COPYRIGHTS, TRADEMARKS AND PROPRIETARY AND/OR NON-PROPRIETARY TECHNOLOGY, AND IF WE INADVERTENTLY INFRINGE UPON THE PATENTS, COPYRIGHTS, TRADEMARKS AND PROPRIETARY RIGHTS OF OTHERS, WE COULD AFFECT OUR ABILITY TO COMPETE EFFECTIVELY AND OUR RESULTS OF OPERATIONS.

Our services are highly dependent upon proprietary technology, such as the Appgen Custom Suite and the QwikQuote software. Currently, we rely on contracts, confidentiality agreements, and trade-secrecy laws to protect our proprietary rights in our technology. We will be pursuing several trademark, copyright, and patent registrations for our various products and their names. The protective steps we have taken may not be adequate to deter misappropriation of our proprietary information. In addition, some end-user license provisions protecting against unauthorized use, copying, transfer and disclosure of a licensed program may be unenforceable under the laws of certain jurisdictions and foreign countries. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States. Failure to adequately protect our intellectual property could harm our brand name, devalue our proprietary content, and affect our ability to compete effectively. Furthermore, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could materially adversely affect our business, results of operations and financial condition. Also, it is possible that our competitors or others will adopt product or service brands similar to ours, possibly leading to customer confusion.


  SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING COULD ADVERSELY AFFECT OUR STOCK PRICE.


After this offering there will be outstanding 22,000,000 shares of our common stock. Of these shares, the 10,000,000 shares sold in this offering will be freely tradable except for any shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act. The remaining 12,000,000 shares will be "restricted securities," subject to the volume limitations and other conditions of Rule 144 under the Securities Act. These restricted securities will first become eligible for resale under Rule 144 on November 7, 2004.


We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will materially and adversely affect the market price for our common stock or our ability to raise capital by offering equity securities. Our stock price may decline if the resale of shares under Rule 144 in addition to the resale of registered shares at certain time in the future exceeds the market demand for our stock.


Market conditions and market makers may cause your investment in our common stock and may be very illiquid. Unless a trading market for our shares is developed, you will not be able to resell your stock, and, market makers may influence the stock price.


  WE PLAN TO HAVE OUR SHARES TRADE ON THE NASD OVER-THE-COUNTER BULLETIN BOARD. THERE IS NO TRADING MARKET FOR OUR SHARES, AND WE CANNOT ASSURE YOU THAT ANY SUCH MARKET WILL EVER DEVELOP OR BE MAINTAINED. THE ABSENCE OF AN ACTIVE TRADING MARKET WOULD REDUCE THE LIQUIDITY OF AN INVESTMENT IN OUR SHARES.

To the extent that brokerage firms act as market makers for our shares on the NASD over-the-counter bulletin board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.


  OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS CONTROL US. THIS MIGHT LEAD THEM TO MAKE DECISIONS THAT DO NOT BENEFIT THE SHAREHOLDER INTERESTS.


John P. Gorst, M. Carroll Benton, Mark Levin, Clifford Mastricola and Clayton Chase will beneficially own approximately 55% of the outstanding stock upon completion of this offering. As a result, these persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could materially and adversely affect the market price of the common stock.


  WE HAVE A NEED FOR SUBSEQUENT FUNDING. IF WE DO NOT GET SUCH FUNDING WE MIGHT NOT BE ABLE TO CONTINUE OPERATIONS.


We may need further funding to proceed with our proposed plan of business. We believe that we will be able to fund our planned operations from the proceeds of this offering for twelve months from the date of this prospectus, even if we only raised a nominal amount of additional capital. We do not have a commitment with respect to any additional capital. We have no loan commitments from, or lines of credit with, banks or other financial institutions. Therefore, the continuation of our business will depend on our ability to raise additional funds through equity and/or debt financing. We can not assure you that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to and affordable by us. Our inability to obtain additional funding, as required, would impair severely our business operations.


This prospectus contains certain forward-looking statements based on our current expectations, assumptions, estimates and projections about our industry and us. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Such factors include those set forth in this section and elsewhere in this prospectus.


                                 USE OF PROCEEDS

Because market conditions cannot be accurately predicted, management is unable to indicate precisely categories for the use of proceeds from this offering. In the table below, we have detailed the minimum amount of capital required for us to operate our business as currently planned. The table also shows how we will use the proceeds of the offering.


                                                                   AMOUNT OF NET PROCEEDS

                                            AT 10%        AT 25%         AT 50%             AT 75%            AT 100%
   Proceeds from the Offering              $500,000    $1,250,000      $2,500,000         $3,750,000        $5,000,000
    Less: Offering Expenses                  36,000        36,000          36,000             36,000            36,000
                                        ------------ ------------- ---------------    ---------------    --------------
   Net Proceeds from Offering              $464,000    $1,214,000      $2,464,000         $3,714,000        $4,964,000
                                        ============ ============= ===============    ===============    ==============
   Use of Net Proceeds:
   General Working Capital
     Acquisitions                          $140,000      $520,000      $1,414,000         $2,241,000        $3,000,000
     Infrastructure                          25,000        62,500         125,000            187,500           250,000
     Research and Development                25,000        62,500         125,000            187,500           250,000
     Sales and Marketing                     65,000       186,500         350,000            562,500           750,000
     Operations                             209,000       382,500         450,000            535,500           714,000
                                        ------------ ------------- ---------------    ---------------    --------------

   Total Use of Net Proceeds               $464,000    $1,214,000      $2,464,000         $3,714,000        $4,964,000
                                        ============ ============= ===============    ===============    ==============


We intend to utilize the proceeds from this offering in the priority set forth in this column whether or not such gross proceeds or a lesser amount are raised. No assurances are given that we will sell any shares.


The working capital, monies to be used, includes but not limited to, due diligence, travel and related out-of-pocket expenses, and consulting fees, if any. Working capital also will be used to pay other costs of our operations, including legal fees and costs incurred in filing periodic reports under the federal securities laws. A portion of the gross proceeds raised hereby may be paid to officers, directors and promoters, and their affiliates or associates, for any of their out-of-pocket expenses relating to this offering, not to exceed $36,000. However, no portion of the proceeds raised hereby will be paid to those persons, directly or indirectly, as, officers' accrued salaries, directors' fees, and purchase of shares or other payments, in accordance with an informal understanding among management. Management is not aware of any circumstances under which such policy may be changed.

We have not and do not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur, except that none of our officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this offering, except for reimbursement of out-of-pocket offering expenses as aforementioned. No assurance can be given that any of such potential conflicts of interest will be resolved in our favor or will otherwise not cause us to lose potential opportunities.


None of the proceeds raised hereby will be used to make any loans to our promoters, management or their affiliates or associates of any of our shareholders. Further, we may not borrow funds and use the proceeds therefrom to make payments to our promoters, management or their affiliates or associates.


                                    DILUTION

We were initially capitalized by the sale of common stock to our founders. The following table sets forth the difference between our founders and purchasers of the shares in this offering with respect to the number of shares purchased from us, the total consideration paid and the average price per share paid.


  THE TABLE BELOW ASSUMES THAT THE MINIMUM (10%) OF THE AMOUNT OF COMMON SHARES
                            OFFERED HEREBY ARE SOLD.

                                   COMMON SHARES ISSUED         TOTAL CONSIDERATION       AVERAGE PRICE
                               NUMBER         PERCENT        AMOUNT        PERCENT          PER SHARE
Founders                          12,000,000  92%                 $30,000    5.7%                 $0.0025
New Investors                      1,000,000   8                  500,000   94.3                  $0.50

                               -------------- -------------- ------------- ------------
Total                             13,000,000  100%               $530,000  100%                   $0.041
                               ============== ============== ============= ============

THE TABLE BELOW ASSUMES THE MAXIMUM (100%) AMOUNT OF THE COMMON SHARES OFFERED HEREBY ARE SOLD.

                                   COMMON SHARES ISSUED         TOTAL CONSIDERATION       AVERAGE PRICE
                               NUMBER         PERCENT        AMOUNT        PERCENT          PER SHARE


Founders                          12,000,000  54.5%               $30,000    0.6%                 $0.0025
New Investors                     10,000,000  45.5              5,000,000   99.4                  $0.50

                               -------------- -------------- ------------- ------------
Total                             22,000,000  100%             $5,030,000  100%                   $0.23
                               ============== ============== ============= ============


  THE FOLLOWING TABLE REPRESENTS THE DILUTION PER SHARE BASED ON THE PERCENTAGE
                SOLD OF THE TOTAL AMOUNT OF SHARES BEING OFFERED.

                                                                      COMMON SHARES   COMMON SHARES
                                                                        10% sold        100% sold
                                                                     ---------------- ---------------
            Offering price                                                     $0.50           $0.50
            Net tangible book value before offering                         $0.00098        $0.00098
            Increase attributable to the offering                             $0.036          $0.225
            Net tangible book value after giving effect
            to the offering                                                   $0.037          $0.226
            Per share dilution to new investors                               $0.463          $0.274
            Percent dilution per share                                           93%             55%

As of November 30, 2003, the net tangible book value of our common stock was $11,727 or $.00098 per share based on the 12,000,000 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 10,000,000 shares at an offering price of $0.50 per share and after deducting estimated expenses, our pro-forma net tangible book value as of that date would be $4,975,727 or $0.226 per share, based on the 22,000,000 shares outstanding at that time. This represents an immediate dilution (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $0.274 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the table above (amounts are expressed on a per share basis).


                           DIVIDEND POLICY

            We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.


                            CAPITALIZATION

            This table represents our capitalization as of November 30, 2003 as adjusted to give effect to this offering.

                                                             ACTUAL         SHARES         SHARES
  Stockholders' Equity                                                      At 10%         At 100%
  ----------------------------------------------------------------------------------------------------
  Common stock, $0.001 par
  value, authorized 250,000,000
  shares
  Issued and outstanding -
                                  12,000,000 shares at
                                  par value                     $12,000        $12,000        $12,000
  Additional paid in capital                                     18,000         18,000         18,000
  @10%                            1,000,000 shares at
                                  par value                                      1,000
  Additional paid in capital                                                   499,000
  @100%                           10,000,000 shares at
                                  par value                                                    10,000
  Additional paid in capital                                                                4,990,000
  Sales expense                                                               (36,000)       (36,000)
  Accumulated deficit                                          (18,273)       (18,273)       (18,273)
                                                          -------------- -------------- --------------
  Total stockholders' equity                                    $11,727       $475,727     $4,975,727
                                                          ============== ============== ==============



                              PLAN OF DISTRIBUTION


This is a direct participation with no commitment by anyone to purchase any shares. The shares will be offered and sold on by our principal executive officers and directors at $.50 per share until all shares are sold or until the offering is terminated on or November 30, 2004.


                                  OUR BUSINESS

Except for historical information, the following description of our business contains forward-looking statements based on current expectations that involve risks and uncertainties. Our actual results could differ materially from those set forth in these forward-looking statements as a result of a number of factors, including those set forth in this prospectus under the heading "Risk Factors.

HISTORY OF APTUS

Unless the context requires otherwise, the terms "We", "Our" and "Us" refer to Aptus Corp. which was incorporated under the laws of the State of Delaware on April 4, 2002, and in November 2003 we began the early stage of implementation of our business plan.

BUSINESS OF APTUS

GENERAL
-------
We are engaged and have begun implementation of a targeted and strategically defined plan to purchase selected assets from within the highly fragmented application service provider and software development industries. Our acquisitions will enable us to offer hosted proprietary software along with other hosted software business solutions distributed over broadband services. As a result of our implementation efforts, we recently acquired two business software applications.

o On January 23, 2004, we acquired certain assets of Appgen Technologies, Inc. (Appgen) and Mark Andre, which includes the Appgen Custom Suite and MyBooks Professional, both software applications.

o On February 1, 2004, we acquired certain assets of QwikQuote, Inc, which includes QwikQuote, a sales order quoting application.

We will provide hosting for either leased applications or customer owned software on leased servers located in leased data centers, rent computing services to our customers for a monthly fee, and perform remote management and maintenance of our customers' servers from our network operations center.

We will develop and provide the necessary tools to our customers enabling them to implement business workflow and process ideas quickly and cost effectively. We will make it possible for many businesses to take advantage of technology solutions that have typically been reserved for larger business enterprises. These solutions will enable our customers to benefit from reliable and secure technology operations, which can grow or contract to accommodate changing business needs. These services can be delivered without undertaking the difficulty and expense associated with acquiring, disposing, building and maintaining the required in-house expertise and infrastructure.

The ASP or utility computing model of distributing computer processing services or software over the Internet has generally proven itself to deliver a lower total cost of operations as compared to building and maintaining physically separated information technology systems. This is due in part to the increasing complexities of successfully deploying and maintaining the various components of software solutions, as well as the hardware and connectivity required for a successful Internet business operation. In addition, the in-house expertise required to meet these challenges is significant and typically requires a host of technical specialists.

Our customers will connect to leased data center facilities over the Internet, through a broadband connection. We intend to provide our services with the speed, simplicity and reliability of a traditional utility-like service. Like a utility company, we will allow business customers to "turn on", or access, their software applications and data instantly, on-demand, through any web enabled computer, regardless of operating system.

With the customer utilizing our on-demand computing platform, we can consistently deploy our customers' operations across multiple locations while maintaining those services through a centralized operations center. Among other things, our services will enable our customers to:

o Quickly expand their Internet presence as business opportunities arise in new geographies and markets; and

o Efficiently incorporate new and evolving technologies into their existing business operations.

The ASP concept reduces the risk of computer viruses, allows for ongoing backup of user data and important information, disaster recovery and security. The ASP model also reduces the phenomena of software piracy, as the software title is no longer downloaded or installed on the user's computer.

BUSINESS STRATEGY

We target selected assets of ASP companies that are at or below the 1,500-subscriber level. The software targets are those that have developed messaging, disaster recovery, accounting and finance, sales force management, enterprise resource planning, customer relationship management, manufacturing resource planning, or human resources applications. Our strategy is to apply basic consolidation practices, which should reduce overhead and increase net margins.

We will acquire the assets of these businesses, through a variety of means, such as the bankruptcy courts, referrals, and trade publications. These companies will have target markets and the prospects of a well-defined and long-term revenue stream. While we recognize some companies may not be currently profitable, they may still be suitable candidates because we would be able to consolidate many common expenses. Through the consolidation of operating and hosting costs we believe we can achieve a larger base of users, reduce expenses and generate more profitable revenues.

Target organizations for acquisition will meet the following service mix criteria:

Windows or Unix application hosting services utilizing either of the following technologies

Citrix Metaframe, Tarantella Enterprise, Microsoft
Terminal Services, or New Moon Canaveral

Mission critical vertical or horizontal
applications such as:

Messaging, Disaster Recovery, Accounting and Finance,
Sales Force Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, or Human Resources

KEY VERTICAL
MARKET PRODUCTS

Due to management's experience and in-depth knowledge of the ASP industry and the recognition of the various pitfalls and opportunities that exist in the market, we strongly believe that an ASP eventually should own and/or control its core content (Intellectual Property) just as the cable industry has done. With the cable industry now maturing, content has become strategically vital to the equally important distribution network.

The ASP industry and Internet delivery model has reached a similar level of maturity. Website development and hosting services has become commonplace and has fueled the need to replace unproductive static content with bundled interactive business applications and processes. With that in mind, it is our intention to acquire several more business niched software applications that are either Web- or Windows-based that can be added to our Appgen Custom Suite of accounting applications. The modular nature of the Appgen Custom Suite allows us to bundle the application functionality into a single package, or deliver specific modules individually.

Accounting and bookkeeping practices spend tremendous amounts of time traveling to client offices and manipulating and transporting electronic and paper media. Many view this as the "necessary evil" of the service they provide, particularly when the desire is to have access to the same accounting data using the same applications. By proxy, the financial professional has evolved as their clients' software and information technology consultant.

Unfortunately, this progression into technology consulting does not work for everyone. Many accounting and bookkeeping practices continue to find it difficult to express their value to their client base, to grow their practice through value-added service opportunities, and while keeping their costs of doing business down. Competencies in accounting and finance may become clouded with the perceived additional competencies in technology, thereby causing many professionals to hesitate in becoming more involved with technology for fear of losing client credibility. As the primary outside influencer to most businesses, and working in an increasingly competitive industry, the accountant cannot afford to make serious business mistakes involving his clients.

The professional accountant - often acting as the small business CFO - is generally the one from whom a business owner takes advice. Yet, in the Internet and e-business economy, the accountant's position may be weakened by not clearly understanding the importance and appropriate uses for technology.We believe our following computing models or business solutions will assist a wide range of businesses to close the technology gap.

ALWAYS-ON UTILITY COMPUTING
---------------------------
This level of service provides for either leased or customer owned standard Windows applications, such as MS Office, Intuit's QuickBooks or other Windows based products to the SME and SOHO customers on a subscription basis alleviating the need for the customer to purchase servers, anti-virus software, information technology consultant services or other items needed to maintain a Windows network.

Always-On allows for secured storage of data and information at leased data centers. This service, Always-On, also provides the customer with the added value and features of a wide-area network, allowing remote access to applications and data anytime, anywhere.

ENTERPRISE UTILITY COMPUTING
----------------------------
Our Appgen Custom Suite is a collection of collaborative commerce modules from which a customer may select to form a total business computing environment for the small to mid-sized business. These modules are designed specifically for use by mid-sized businesses of all types, and may be assembled in any way that suits their business needs. The modules include general ledger, accounts receivable, accounts payable, payroll processing, billing, bank reconciliation, sales order processing, purchase order processing, inventory control, job cost tracking, bill of materials, and others. The business accounting modules are modifiable and grow with the customer's business. The Appgen Custom Suite may be deployed on Unix, Windows, Mac OS X, and Linux operating systems in stand-alone, peer-to-peer, and client/server configurations. A Developer's Kit for customizations is available to tailor the modules to specific needs and is provided by a worldwide network of developers and value-added resellers (VAR's).

This service is targeted at the VAR's and dealers of the more complex line of business applications such as accounting, sales management, contact management, and human resources that require a more involved and complex back office functionality. By providing their applications in an ASP model, the reseller can increase new sales and reduce sales cycles by off-loading the back office technical complexities to Aptus. The service is provided to the medium enterprise exclusively through resellers and dealers, and when appropriate these software packages will be offered to the existing Always-On users.

Aptus intends to develop long-term relationships with resellers and dealers and together market the service to the end-users. Revenues will be generated from the direct sales of local installations and/or software hosting fees, and additional value added offerings such as thin clients, online training and E-commerce references. Aptus will support and promote the ongoing software industry trend toward renting software.

E-ACCOUNTING
------------
Aptus is negotiating an sole and exclusive, non-compete, licensing agreement with Insynq, Inc., an ASP provider, for the e-Accounting business model and brand. Insynq, Inc. has provided hosted business solution applications since 1997. During this time, Insynq, Inc. developed the e-Accounting brand of services and bundled third party products that directly address the needs of the accounting and bookkeeping professionals. Aptus will have the right to further enhance the offerings of e-Accounting as the market dictates. Currently, products include the proprietary software interfaces, such as The Executive Digital Dashboard and e-Workplace, to accounting applications such as Intuit Quickbooks and Peachtree. These interfaces are document management and work flow process applications. Other third party products, such as eFileShare, are offered in conjunction with a variety of third party service providers, such as BizActions and bSyTech, all designed to assist the in growth of the professional practice from lead generation to web site development. In addition, the e-Accounting brand anticipates developing a set of business processes that speak to the growing interest in back office transaction processing by the third party, commonly called outsourcing.

Aptus, with the licensed business model, the online technology delivery, and the application environment, bundled together, address the specific needs of the financial professional. Through the increased efficiencies experienced with our e-Accounting services, professional accountants and bookkeepers will find that they will be able to realize increased revenues by billing for additional value added services. We will provide our customers with the opportunity and tools necessary to broaden their scope of professional services and involvement with their clients' business, and we believe we have the expertise and resources to help those businesses transition to or incorporate e-business technologies. The professional now has the opportunity to develop new competencies in business technologies without having to invest the entire practice and put the client base at risk. Therefore, e-Accounting allows the professional to establish a position more closely to the top of the business value chain, and also creates additional business opportunities for bookkeeping and data processing services. This value opportunity is directly extended to client businesses and outsourcing agencies, as well. The efficiency and flexibility of this delivery model solves many technology and business problems common to the professional and client that a more conventional technology approach only exacerbates.

Our online technology delivery allows both the professional and the client to access and work simultaneously on the same data file. This business solution delivers financial information in "real time".

While Aptus currently does not have any third party software vendor agreements, we will actively seek licensing agreements for those applications that will allow us to provide our services and those which will enhance the value of the e-Accounting services to the customer.

MYBOOKS PROFESSIONAL
--------------------
MyBooks Professional is a collaborative accounting system for small to mid-sized businesses that is designed to simplify the approach to accounting with jargon-free menus that make it easy to manage a users business. A single application interface for either a service-based or product-based company helps grow the business by gaining control over information regarding sales, customers, vendors, purchases, bank accounts, inventory, billing, payroll, and financial statements, with complete sales order and purchase order subsystems and a separate Accountant's Page that includes the functions of the underlying general ledger system. MyBooks Professional is a true double-entry, fully auditable accounting system and is modifiable, scalable, and portable. The ten-user license is installable on Unix, Apple Mac OS X, Linux, and Microsoft Windows, requiring little or no technical assistance. It may be used by a single user on a stand-alone machine, or by multiple users in a network Windows environment or other operating systems such as Macintosh or Linux server with any combination. MyBooks Professional is modifiable by its worldwide network of developers and VAR's.

MARKETING AND SALES

ALWAYS-ON
---------
We will sell to small and medium enterprises and the high-end segment of the small office and home office market for the sale of hosted leased or owned software and access to Internet-related services. We will sell products and services to our customer subscriber base that allows our customers to adopt "Web-based" computing that serves as an alternative to both traditional local area networks and wide area networks implementations. The Always-On service will be marketed and sold through direct telesales for the smaller (10 - 50 user) customers, and through face-to-face sales for the larger clients that have more complex needs.

ENTERPRISE UTILITY COMPUTING
----------------------------
Existing reseller and channels are preferred, though strong direct sales organizations will be considered. Our first acquisition, Appgen Custom Suite, has given us 300 dealers and 80 VARs to begin the sales process and initiate cross selling of other products and services that we may offer. The advantage to these resellers is not simply the profit on the sale of the product, but more importantly, the ongoing revenue streams they create with their services. By properly servicing their customers, the resellers retain them for life. Services they offer include delivery and setup, training, technical support, software tailoring, and custom programming. These resellers often develop their own applications around the Appgen Custom Suite and open whole new vertical markets for themselves while easily integrating the new packages with the accounting software. Our second acquisition, QwikQuote, is sold direct over the Internet and we intend to enhance its on-line presence to drive additional direct sales and generate new lead opportunities through the dealer and VAR channels.

Rather than selling the applications in the form of a one-time license fee, we will market and sell the applications as a subscription-based service, generating monthly recurring revenues.

E-ACCOUNTING
------------
Our target is the small to medium sized financial professional firm whose client base primarily uses accounting software, such as QuickBooks and requires assistance from the professional in the maintenance of the data file. We will market to those financial professionals by employing the functions of direct telemarketing, e-marketing, direct mail, seminars and trade shows. The target market for the software products is all small-to-midsize for-profit businesses. There are approximately 20 million such companies in this country alone. QuickBooks is a product that may be sold and implemented by consultants, VARs, and CPAs.

The success of our marketing and sales activities is dependent, among other things, on our ability to retain and attract qualified resellers and telemarketers, as well as overall market perception of our products and services.

COMPETITION

The market for Internet based data processing, information technology services and hosted business solutions are rapidly evolving and intensely competitive. In addition to a customer's internally built and supported operations, our primary current and prospective competitors include:

o    Providers of computer equipment;
o    Providers of co-location, web site hosting and related services;
o Providers of technology that have recently announced their intentions to offer some of the services that we may offer to a portion of our targeted customer base; and
o Providers of Internet based systems integration or professional services.

Many of our competitors have been in business longer than us, have significantly greater financial, technical, and other resources, or greater name recognition. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Competition could negatively impact our ability to sell additional services on terms favorable to us. Competitive pressures could cause us to lose market share or to reduce the price of our services, either of which could harm our business, financial condition and operating results.

RESEARCH AND DEVELOPMENT ACTIVITIES

From inception to-date, we have not expended any financial resources on research and development. Our activities have been organizational in nature, and targeting potential software application purchases.

GOVERNMENT REGULATION

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy. Development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, which could have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

o    Sales and other taxes;
o    User privacy;
o    Pricing controls;
o    Characteristics and quality of products and services;
o    Consumer protections;
o    Cross-border commerce;
o    Libel and defamation;
o    Copyright, trademark and patent infringement; and
o    Other claims based on the nature and content of the Internet materials.

Such new laws may impact our ability to market our products and services offered on our web site in accordance with our business plan.

We may have to qualify to do business in other jurisdictions. If we make sales of our products or services, we anticipate that sales and our customers will be in multiple states and foreign countries. As our customers may reside in such state and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. We are qualified to do business only in the state of Washington. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

At present, we do not collect sales or other similar taxes in respect of sales and shipments of our products through Internet purchases. However, various states have sought to impose state sales tax collection obligations on out-of-state direct marketing companies similar to us. A successful assertion by one or more of these states that it should have collected or be collecting sales tax on the sale of our products could result in additional costs and corresponding price increases to its customers.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

We currently own two software applications, which are not protected by copyrights or patents, and anticipate acquiring the appropriate protections at a later date. We regard service marks, domain names, and similar intellectual property as critical to our success. We will rely on trademark, unfair competition and copyright laws, trade secret protection and contracts such as confidentiality and license agreements with our employees, customers, partners, and others to protect our proprietary rights. Despite precautions, it may be possible for competitors to obtain and/or use the proprietary information without authorization, or to develop technologies similar to ours and independently create a similarly functioning infrastructure. Furthermore, the protection of proprietary rights in Internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect proprietary rights to the same extent, as do the laws of the United States. Protection for proprietary rights in the United States or abroad may not be adequate.

We intend to license certain technology from third parties such as Citrix, Microsoft, and others, for our technologies that support business systems. The market is evolving and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate licensed technology into our operations.

Although we are not aware of any infringement or misappropriation of our intellectual property or similar proprietary rights, it may be anticipated that infringements and misappropriations will occur as our business grows and there is more brand loyalty attaching to our trade names and domain names.We intend to police against infringement or misappropriation. However, we cannot guarantee that we will be able to enforce our rights and enjoin the alleged infringers from their use of confusingly similar trademarks, service marks, telephone numbers, and domain names.

In addition, third parties may assert infringement claims against us. We cannot be certain that our technologies or service marks do not infringe on valid patents, trademarks, copyrights, or other proprietary rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. Intellectual property litigation is expensive and time-consuming and could divert management resources away from running the business.


DESCRIPTION OF PROPERTY

Aptus leases approximately 750 square feet of office space located at 1127 Broadway Plaza #203, Tacoma, Washington 98402. The monthly rent is $550.00 and can be cancelled by either party with thirty (30) days notice. While we currently do not have a data center and infrastructure, we are negotiating with a third party to provide these components. If we are unable to negotiate favorable leases we will be unable to execute on our business plan.

CUSTOMER SERVICE AND SUPPORT

Customer Service will be responsible for analyzing customer service delivery requirements, provides for determining account support resource needs, developing service deployment processes, managing service deployment processes, administering level I technical support, surveying customer needs and satisfaction, and estimating account support costs.

Customer Support will be available to subscribers in a number of ways:

o E-MAIL. 24x7x365 Monitored email support accounts with 15 minute response time.

o TOLL-FREE PHONE. 24x7x365 Manned call center with basic support and immediate escalation as needed.

o LIVE CHAT. Chat real-time with an Aptus Customer Service Representative in support centers 24x7x365. Access chat anywhere from the Always-On and EUC sites by clicking on the "Support Chat" button.

o SELF-SERVICE. Self-service support options to clients and resellers including administration tools to resellers, and Internet connectivity test tools.

o ONLINE TRAINING. Customer Service Representatives to provide online training for clients four (4) times per week utilizing a web based conferencing tool, technical engineers provide support to resellers utilizing both web based and Citrix management tools.

EMPLOYEES

As of February 17, 2004, we employ three part-time, and, at present, do not receive compensation. Aptus' staffing plan is built around meeting demand. As demand grows from the sale the products and services, staff will be added to meet that demand, and not before. Aptus intends to employ approximately fifteen people located in Tacoma, Washington and five on the East Coast.

                 MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

CASH REQUIREMENTs

In order to finance acquisition of companies, and fund projects, it is our intent to raise proceeds of $5,000,000 less expenses of approximately $36,000 from this public offering. This will allow us to reduce the time frame to become fully operational from several years to less than one year. The following summarizes anticipated cash requirements to achieve these goals. Should we not raise the proceeds from this offering we would have to acquire debt to fund the aforementioned cash requirements.

NEED FOR ADDITIONAL PERSONNEL


It is anticipated that the number of employees may increase to twenty during the next twelve months, even with our outsourcing many tasks.


LIQUIDITY AND CAPITAL RESOURCES

We remain in the development stage and, since inception, have experienced no significant change in liquidity or capital resources or stockholders' equity.


Concerning the costs of the offering, we have paid all the attorney's legal fees. The invoice for the services was received in December 2003 and subsequently paid in December 2003 and January 2004. We acknowledge that as of November 30, 2003 we still had accounts payable concerning the costs of the offering as well as a cash balance enough to satisfy any such outstanding costs. The application of funds to the total costs of the offering will not exceed the $36,000 allocated.


We will carry out our plan of business as discussed above. We cannot predict to what extent our liquidity and capital resources will be diminished prior to the consummation of a business combination or whether our capital will be further depleted by the operating losses (if any) of the business entity which we may eventually acquire.


As of February 17, 2004 we have purchased certain assets from Mark Andre and Appgen Technologies, Inc. The purchase price to Mark Andre is made up of:

o    $500,000 payable in common stock valued at $1.00 per share of common stock.
o 5.5% distribution of gross revenues received of all sales of Appgen products up to a maximum of $1,500,000.
o Consulting Agreement for the term of two (2) years with monthly compensation in the amount of $5,000.
o    A cash payment at closing of $8,500.00.
o Warrants for common stock up to 500,000 for a purchase price of $0.50 per share.
o    Assumption of development support of the software code.

The purchase price to Appgen Technologies, Inc. is in the form of a cash payment in the amount of $9,000.00.

On February 1, 2004 we purchased certain assets from QwikQuote, Inc. The purchase price to QwikQuote, Inc.
is made up of:

o $25,000 payable in cash of which $3,090 exercised warrants to purchase 420,000 shares of common stock at a value of $0.0095 per share.

o Consulting and Non-Compete Agreement with Alan Katz in the amount $17,000 for a term of 12 months.

o Consulting and Non-Compete Agreement with Glenn Paul in the amount of $17,000 for a term of 12 months.

o Consulting and Non-Compete Agreement with Straube Health in the amount of $17,000 for a term on 12 months.

o    Payment of a transition bonus to Tim Heath in the amount of $9,000

o    Finders fee to Mark Levin in the amount of $9,000.

With our recent acquisitions, we have begun to sell our products through our Appgen VAR and dealer channel and through our QwikQuote dealer channel and our web site located at WWW.QWIKQUOTE.COM. We have begun to implement, on a limited basis, our marketing plan for these products.


RESULTS OF OPERATIONS


We have engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of our securities under the Securities Exchange Act of 1934, as amended. Since our inception to date we have received nominal revenues.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Exchange Act of 1934. Although no assurances can be made, we believe we can satisfy our cash requirements with 10% of the $5 million, net of offering expenses, derived hereby. Prior to the conclusion of this offering we currently anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, escrow agent fees and transfer agent fees. See "Risk Factors."

With our recent acquisition of the Appgen Custom Suite, we will begin to market and sell to our VAR and dealer channel. Marketing to this channel will be nominal, as they are already familiar with and working with the product. They will be provided with technical development assistance when requested. We will assist the VAR's in cooperative marketing to each of their niche markets by using telemarketing, e-marketing and direct mail. With our other recent acquisition, we will introduce our QwikQuote application to the VAR channel for cross-selling and increase our web presence to drive an increase in sales.

PLAN OF OPERATION

If we succeed in raising the maximum proceeds from this offering, we will apply $4,964,000 to our plan of operations for the next twelve months is to complete the following objectives within the time period specified, subject to our obtaining financing for the continued development of our business.

o We plan to undertake the continuation of our target acquisitions of ASP's and software applications at an approximate cost of $3,000,000.

o We plan to purchase and/or lease additional equipment for server infrastructure at an approximate cost of $250,000.

o We will continue to develop arrangements with third parties through whom we will be able to bundle other products and services with our proprietary software and ASP capabilities.

o We will continue to develop and execute on our strategic marketing plan, which will consist mainly of telemarketing, e-marketing, direct mail and seminars at an approximate cost of $750,000.

o We will, during the next 12 months, convert our existing software applications from Windows based code to that of Web-based code, as well as development of Web-based software tools as the market demand at an approximate cost of $250,000.

o We will use the remaining balance of approximately $714,000 to fund the day-to-day operations.

With additional revenues and/or capital infusions, we plan to retain staffing levels sufficient to achieve our goals. This additional staffing may include full-time and part-time employees, and consultants. Without sufficient revenues, we will continue limiting our employees to our chief executive officer, chief administrative officer and executive vice president.

Completion of our plan of operation is subject to securing adequate financing and generating revenues through our products and services. In the absence of our projected revenues, we may be unable to proceed with our plan of operation. Even without significant revenues with the next twelve months, we still anticipate being able to continue with our present activities. Management believes that the sources of potential funds needed to maintain current limited operations will be available to us during the year from the sale of our products and services and the net proceeds from this offering, and that this amount of funding is expected to be sufficient to fund our operations for the next year.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development marketing of our products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business.

Our significant facility and equipment requirements will be met through various lease agreements, including one with Insynq, Inc. We cannot be sure that we will have successful negotiations to secure such leases with third party vendors.

NEED FOR ADDITIONAL FINANCING

We believe that the minimum offering for capital will be sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to cover our expenses.

Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash after first adopting a stock option plan.

THE APPLICATION OF THE "PENNY STOCK" RULES

The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

o net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;
o net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or
o average annual revenue of at least $6 million for each of the last three years.

We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

o deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

o provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

o send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer. The brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.


FORWARD-LOOKING INFORMATION

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results. The words "expect" "anticipate" and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. We make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.



                             PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 17, 2004, for:

o Each person or group who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

o    Each of our directors;

o    Each of our named executive officers; and

o    All of our directors and executive officers as a group.

The percentage of shares owned provided in the table is based on 12,000,000 shares of common stock outstanding as of February 17, 2004 and a maximum amount of sales from this offering. Beneficial ownership is determined in accordance with the rules of Section 13(d)(3) of the Securities Act of 1934 (the "Exchange Act") and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The determination of whether these persons have sole voting and investment power is based on information provided by them.


                                          Common Shares Beneficially                   Common Shares Beneficially
                                           Owned Prior to Offering                       Owned After Offering

                                           Number               Percent             Number              Percent

John P. Gorst (1)                         3,300,000             27.50%             3,300,000             15.00%
1127 Broadway Plaza #203
Tacoma, WA  98402
M. Carroll Benton (1)                     3,300,000             27.50%             3,300,000             15.00%
1127 Broadway Plaza #203
Tacoma, WA  98402
Clifford Mastricola (2)                   1,650,000             13.75%             1,650,000             7.50%
2190 Carmel Valley Rd
Delmar, CA.  92014
Clayton Chase (2)                         1,650,000             13.75%             1,650,000             7.50%
2190 Carmel Valley Rd
Delmar, CA.  92014
Mark Levin (1)                            3,300,000             27.50%             3,300,000             15.00%
9812 Falls Rd, Suite 198
Potomac, MD.  20854

Directors and Officers as a group         6,600,000             55.00%             6,600,000             30.00%
(2 persons) (3)


(1) This includes 300,000 shares of class A common stock outstanding which may be converted to common stock.

(2) This includes 150,000 shares of class A common stock outstanding which may be converted to common stock.

(3) This includes 600,000 shares of class A common stock which may be converted to common stock.


                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

There are currently two (2) occupied seats on the Board of Directors. The following table sets forth information with respect to the directors and executive officers.



NAME                          AGE                  OFFICE                 DATE OF SERVICE    OFFICER AND/OR
----                          ---                  ------                 ---------------    --------------
                                                                                             DIRECTOR OF OTHER
                                                                                             -----------------
                                                                                             PUBLIC COMPANIES
                                                                                             ----------------


John P. Gorst                   36    Chairman of the Board, Chief       November 2003       Insynq, Inc.*
                                      Executive Officer and President



M. Carroll Benton               59    Secretary, Treasurer, Chief        November 2003       Insynq, Inc.*
                                      Administrative Officer and
                                      Director


Joanie C. Mann                  42    Executive Vice President           November 2003       Insynq, Inc.


*Indicates a board member


All directors will hold office until the next annual stockholder's meeting and until their successors have been elected or qualified or until death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Our officers serve at the discretion of the board of directors. We intend to increase the board from its present two members to a minimum of six members by adding outside directors at our next shareholders meeting.

Where executive management is employed by another public company, time will be allocated between the two corporations by each of the aforementioned executive management team in such a manner that least one of those officers will be active for Aptus at all times. In order to maintain independence, it is anticipated, pending the growth of our business, certain key management will be become full-time in our business activities.

Our executive management team brings more that seventy-six years of combined experience in the fields critical to the success of the corporation. They involve but are not limited to management, finance, compliance, technology, sales and marketing and mergers and acquisitions.

The officers and directors are set forth below.

JOHN P. GORST - Co-Founder, Chairman of the Board, President and Chief Executive Officer.

Mr. John P. Gorst is a co-founder of Aptus and has directed all development and business efforts for Aptus since November 2003. Mr. Gorst has over 14 years experience in founding entrepreneurial technology ventures, specifically in the development of software and data services for business. His experience includes serving as Chief Executive Officer and board chairman of Insynq, Inc., an application service provider, from August 1998 to present, Vice President & General Manager for a computer integration company, Interactive Information Systems Corp., from July 1996 to August 1998, and a training/IS consulting business in conjunction with Nynex Business Centers of New York. Mr. Gorst's primary responsibility shall be Chairman of the Board and Chief Executive Officer and President. Mr. Gorst will be directing Aptus' strategy, and positioning Aptus in the business marketplace by forging strategic business alliances and mergers and acquisitions. Mr. Gorst will also serve as company and technology evangelist at tradeshows, press conferences and industry analyst meetings in order to increase awareness for the Aptus brand. Mr. Gorst graduated top of his class as an Electronic Design Engineer from one of the top trade schools in Arizona, and is currently pursing his MBA at Villanova University. Mr. Gorst was also awarded a medal of honor for business leadership in 2001 from the National Republican Congress.

M. CARROLL BENTON, - Co-Founder, Secretary/Treasurer, Chief Administrative Officer, Interim Chief Financial Officer and Director.

Ms. M. Carroll Benton is a co-founder of Aptus and has directed and managed the fiscal responsibilities of the enterprise since November 2003. Ms. Benton's early career spanned both the public and private sectors working largely with the banking systems and higher education institutions where she assisted in the development and deployment strategies necessary for computerization of these and other entities. Ms. Benton has successfully managed a 13 state insurance brokerage firm and has been a consultant to the small to medium business markets via accounting system design, implementation, support, and business practice analysis. She also taught undergraduate accounting courses at several Puget Sound colleges and universities. With an in-depth understanding of Aptus' finances, accounting infrastructure and compliance issues, Ms. Benton directs the current administrative and financial practices. From December 1995 through December 1999 Ms. Benton was President of a computer integration company, Interactive Information Systems, Corp. Her public sector experience includes serving as Chief Administrative Officer, Secretary, Treasurer, Interim Chief Finacial Officer and Director for Insynq, Inc. a Pacific Northwest application service provider, from August 1998 through to present. Formerly with a local CPA firm, Ms. Benton brings over 37 years of financial and business expertise to the management team.

JOANIE C. MANN - Executive Vice President


Beginning in November 2003, Ms. Joanie Mann brings to the Aptus management team as Executive Vice President over 25 years of experience in multi-user system design and implementation, voice and data networking, and advanced network integrations. Ms. Mann also has extensive experience in business process automation and a strong background in business accounting principles. Previous positions held include formation, in January 1985, of Com-Pacific Resources, Inc. a network integration firm, which was successfully sold to Communications World International, a telephone sales and service provider, in September 1994. From July 1998 to December 1999, Ms Mann was an Information Systems Management Consultant for Interactive Information Systems Corp., a Pacific Northwest regional network integration company. Her public experience includes serving as the Vice President of Strategic Alliances for Insynq, Inc., a Pacific Northwest application service provider from January 2000 to present.

There are no family relationships among any of our directors or executive officers. See "Certain Relationships and Related Transactions" for a description of transactions between our directors, executive officers and/or their affiliates.


STAFFING PLAN

Aptus' staffing plan is built around meeting demand. As demand grows for the products and services, staff will be added to meet that demand, and not before. Aptus intends to employ approximately fifteen people located in Tacoma, Washington and five people on the East Coast.

EXECUTIVE COMPENSATION

No officer or director has received any compensation. Until we acquire additional capital, it is not intended that any officer or director will receive compensation from Aptus other than reimbursement for out-of-pocket expenses incurred on behalf of Aptus. See "Certain Relationships and Related Transactions." No officer and/or director will receive any renumeration out of the proceeds of this offering. They will be compensated only from revenue generated from operations. We have no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Aptus has employed the law firm of Miles Garnett, Esq. for providing legal services in connection with registration of our shares. It may also employ the same law firm to provide legal services in connection with the acquisition of a business. Mr. Garnett, if employed, would be paid his normal hourly rate for legal services provided.

STOCK OPTIONS

We have not adopted any formal stock option plans to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants.

OTHER TRANSACTIONS

All transactions between Aptus and its officers, directors and 5% or more shareholders will be on terms no less favorable to Aptus than that which could be obtained from independent third parties.

DIRECTORS' COMPENSATION

Our directors receive no compensation for their services as directors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

At present we have not entered into individual indemnity agreements with our officers or directors. However, our by-laws contain a provision which requires us to indemnify any director or officer or former director or officer against actual expenses incurred in defending any legal action where they are a party by reason of being or having been a director or officer. However we are not required to indemnify any such person who is found to be liable for negligence or misconduct in their performance of their duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

DIRECTORS' AND OFFICERS' INSURANCE

We are exploring the possibility of obtaining directors' and officers' ("D & O") liability insurance. We anticipate obtaining several premium quotations. We have not entered into any contract with any insurance company to provide said coverages as of the date of this offering. There is no assurance that we will be able to obtain such insurance.

KEYMAN LIFE INSURANCE

Life insurance on key personnel is expected to be purchased after the effective date of this offering in amounts up to $1 million, 50% payable to Aptus and 50% payable to family beneficiaries. We are planning to purchase such insurance towards the purchase of shares from the estate of an officer or director and to provide us with the capital to replace the executive loss (executive search for successor, etc.). The costs of such insurance is not expected to be material.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We shall not make any loans to any officers or directors following this offering. Further, we shall not borrow funds for the purpose of making payments to our officers, directors, promoters, management or their affiliates or associates.

None of our officers, directors, or affiliates has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by us through security holdings, contracts, options, or otherwise, although this situation could arise.

It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of our directors or executive officers, or to any other affiliate of Aptus except as described under "Executive Compensation" above.

We are currently negotiating an exclusive master licensing arrangement with Insynq, Inc. for the use of its proprietary brand of bundled services and either third party or owned software applications as described under "Risk Factors" and Management Discussion and Analysis of Financial Condition and Results.

                            DESCRIPTION OF SECURITIES

All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable Delaware law and to the provisions of our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.001 par value per share, 10,000,000 shares of class A common stock, $0.001 par value per share, and 10,000,000 shares of Class A preferred stock and 10,000,000 Class B preferred stock, each with $0.001 par value per share. On December 15, 2003, by majority vote of the shareholders, we were authorized an additional 200,000,000 shares of common stock, increasing the total number to 250,000,000 of authorized shares of common stock. On December 17, 2003, by majority vote of the shareholders, we were authorized to issue up to 10,000,000 shares of class A common stock.

COMMON STOCK

There were 12,000,000 shares of our common stock outstanding and held of record by 5 stockholders as of November 30, 2003. After giving effect to the offering, the issued and outstanding capital stock of Aptus will consist of 22,000,000 shares.

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because the shares of common stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors. Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, if any, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution or winding-up, and subject to the prior distribution rights of the holders of outstanding shares of preferred stock, if any, the holders of shares of our common stock shall be entitled to receive pro rata all the remaining assets available for distribution to our stockholders. Our common stock has no preemptive or conversion rights or other subscription rights.

Our board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further stockholder action.

CLASS A COMMON STOCK

The holders of our class A common stock are entitled to three votes per share on all matters to be voted upon by the stockholders. Because the shares of common stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors. The holders of our class A common stock are not entitled to receive cash dividends, if any, as may be declared from time to time by the board of directors. In the event of liquidation, dissolution or winding-up, and subject to the prior distribution rights of the holders of outstanding shares of preferred stock, if any, the holders of shares of our class A common stock shall be entitled to receive pro rata all the remaining assets available for distribution to our stockholders. Our class A common stock has no preemptive rights. The holders of class A common stock may at any time or from time to time, at their discretion, convert any whole number or all of the class A common stock held into fully paid and non-assessable common stock at the rate (subject to adjustment) of one share of common stock for each share of class A common stock. There are no redemption or sinking fund provisions applicable to our class A common stock.

Our board of directors is authorized to issue additional shares of class A common stock, not to exceed the amount authorized by our Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further stockholder action.

PREFERRED STOCK

We currently have no outstanding shares of preferred stock. The board of directors has the authority, without further action by our stockholders, to issue up to ten million shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including dividend rates and preferences, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The board of directors, without stockholder approval, could issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change of control of us.

Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.


                         SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 22,000,000 shares of common stock issued and outstanding assuming all the shares offered herein are sold. The 10,000,000 shares of common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" (as that term is defined under the Act) who will be subject to the resale limitations of Rule 144 promulgated under the Act.

There will be approximately 12,000,000 shares outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

The common stock owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one (1) year may sell every three
(3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four (4) calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitation by a person who is not an affiliate of Aptus and who has satisfied a two (2) year holding period. Additionally, common stock underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the effective date of a prospectus, or offering memorandum pursuant to Rule 701 promulgated under the Securities Act.

As of the date hereof and upon completion of the offering, none of our common stock (other than those which are qualified by the SEC in connection with this offering) are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the common stock. Our officers, directors and certain of our security holders have agreed not to sell, transfer or otherwise dispose of their common stock or any securities convertible into common stock for a period of 12 months from the date hereof.

Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such common stock after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no likelihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for our common stock does develop at a future time, sales by shareholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.


                              AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 relating to the common stock offered hereby. This prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us, the common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved.

The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including Aptus. The address of such site is www.sec.gov.

We intend to furnish to our shareowners annual reports containing audited financial statements certified by independent public accountants for each fiscal year and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

We will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including Exhibits to the information that is incorporated by reference unless the Exhibits are themselves specifically incorporated by reference). Any such request shall be directed to the Financial Officer of Aptus Corp., M. Carroll Benton, 1127 Broadway Plaza, Suite 203, Tacoma, WA 98402, Tel.# (253) 691-1531.

Within five days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of each subscriber, we will promptly provide our stock transfer agent the information to issue shares.

You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "Risk Factors" section beginning on page 9. Therefore, you should not place undue reliance upon these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                              STOCK TRANSFER AGENT

Our transfer agent and registrar of the Common Stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah, 84111, Tel. (801) 355-5740.


                                  ESCROW AGENT

All securities issued in connection with this offering and the gross proceeds from the offering shall be deposited promptly into an escrow account. Wire transfer instructions are shown in the subscription documents.


                                     EXPERTS

Our financial statements of Aptus Corp., as of and for the periods, December 31, 2002 and November 30, 2003, have been audited by De Joya & Company, independent auditors, as set forth in their report included herein and incorporated herein by reference. Such financial statements have been included in reliance upon such report given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

There is no past, pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers, directors, or other key personnel.

The Law Offices of Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, N.Y.11509, Tel. #(516) 371-4598, will pass upon certain legal matters relating to the Offering.

                          INDEX TO FINANCIAL STATEMENTS
                                                                         Page
                                                                          No.

Report of Independent Certified Public Accountants                       F-2
Balance Sheets                                                           F-3
Statements of Operations                                                 F-4
Statement of Shareholders' Equity                                        F-5
Statements of Cash Flows                                                 F-6
Notes to Financial Statements                                            F-7

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders
Aptus Corp.
(A Development Stage Company)
Tacoma, Washington

We have audited the accompanying balance sheets of Aptus Corp. (A Development Stage Company) as of November 30, 2003 and December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the eleven months ended November 30, 2003, the period from April 4, 2002 (Date of Inception) through December 31, 2002 and the period from April 4, 2002 (Date of Inception) through November 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aptus Corp. (A Development Stage Company) as of November 30, 2003 and December 31, 2002, and the results of its operations and cash flows for the eleven months ended November 30, 2003, the period from April 4, 2002 (Date of Inception) through December 31, 2002 and the period from April 4, 2002 (Date of Inception) through November 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





De Joya & Company
December 17, 2003
Las Vegas, Nevada

                                   APTUS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEETS
                     NOVEMBER 30, 2003 AND DECEMBER 31, 2002






                                                                              November 30,        December 31,
                                                                                  2003                2002

                                                                           ------------------- -------------------
                                                      ASSETS


Current assets
   Cash                                                                               $30,000                $ --
                                                                           ------------------- -------------------
     Total current assets                                                              30,000                  --
                                                                           ------------------- -------------------

Total assets                                                                          $30,000                 $--
                                                                           =================== ===================

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable                                                                   $18,273                $273
                                                                           ------------------- -------------------
     Total current liabilities                                                         18,273                 273
                                                                           ------------------- -------------------
     Total liabilities                                                                 18,273                 273

Commitments and contingencies                                                              --                  --

Stockholders' equity
   Class A preferred stock; $.001 par value; 10,000,000 shares
     authorized, no shares issued and outstanding                                          --                  --
   Class B preferred stock; $.001 par value; 10,000,000 shares
     authorized, no shares issued and outstanding                                          --                  --
   Common stock; $.001 par value; 50,000,000 shares
     authorized, 12,000,000 shares issued and outstanding                              12,000                  --
   Additional paid-in capital                                                          18,000                  --
   Accumulated deficit                                                               (18,273)               (273)
                                                                           ------------------- -------------------
     Total stockholders' equity (deficit)                                              11,727               (273)
                                                                           ------------------- -------------------

     Total liabilities and stockholders' equity                                       $30,000                $ --

                                                                           =================== ===================















                 See Accompanying Notes to Financial Statements.

                                   APTUS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS





                                                           Period from                  Period from
                                                          April 4, 2002                April 4, 2002
                                    Eleven months      (Date of inception)          (Date of inception)
                                        ended                through                      through
                                     November 30,
                                         2003           December 31, 2002            November 30, 2003

                                   -----------------  ----------------------  ----------------------
Revenue                             $            --    $                 --    $                --

Operating expenses
   General and administrative                18,000                     273                  18,273
                                   -----------------  ----------------------  ----------------------
      Total operating expenses               18,000                     273                  18,273
                                   -----------------  ----------------------  ----------------------
Loss before provision for income
taxes                                      (18,000)                   (273)                  (18,273)
Provision for income taxes                      --                      --                       --
                                   -----------------  ----------------------  ----------------------
Net loss                            $      (18,000)   $               (273)     $           (18,273)
                                   =================  ======================  ======================
Basic and diluted loss per common
share                               $        (0.02)   $                  --     $             (0.03)
                                   =================  ======================  ======================

Basic and diluted weighted average
common shares outstanding                  862,275                       --                 547,248
                                   =================  ======================  ======================
































                 See Accompanying Notes to Financial Statements.

                                   APTUS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY






                                                                                        Additional                        Total
                           Outstanding   Shares of Stock    Preferred      Common         Paid-in      Accumulated     Stockholders'
                            Preferred        Common           Stock         Stock         Capital         Deficit          Equity
                          -------------- --------------- ---------------------------- ---------------- --------------- -------------
Balance at April 4, 2002
   (Date of inception)               --              --            $ --         $ --             $ --            $ --          $ --

Net loss for period ended            --              --              --           --               --           (273)         (273)
                          -------------- --------------- -----------------  --------- ---------------- --------------- -------------

Balance, December 31,                --                              --           --                            (273)         (273)
2002                                                 --                                            --

Issuance of founders'                 --                              --                        18,000              --
common stock in November
2003 for cash, at
$0.0025 per share                            12,000,000                       12,000                                        30,000

Net loss for the eleven              --                              --           --               --        (18,000)      (18,000)
months ended                                         --

                          -------------- --------------- ---------------------------- ---------------- --------------- -------------
Balance, November 30,
2003                                --       12,000,000            $ --      $12,000          $18,000      $ (18,273)      $11,727
                          ============== =============== ================  ========== ================ =============== =============


















                 See Accompanying Notes to Financial Statements.

                                   APTUS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS





                                                                               Period from               Period from
                                                                              April 4, 2002             April 4, 2002
                                                   Eleven months           (Date of inception)       (Date of inception)
                                                       ended                     through                   through
                                                 November 30, 2003          December 31, 2002         November 30, 2003

                                             -------------------------- -------------------------- ------------------------
Cash flows from operating activities:
   Net loss                                   $               (18,000)   $                  (273)   $             (18,273)
   Changes in operating assets and liabilities:
     Increase in accounts payable                               18,000                        273                   18,273
                                             -------------------------- -------------------------- ------------------------
          Net cash used by operating
          activities                                                --                         --                       --

Cash flows from financing activities:
   Proceeds from issuance of common stock                       30,000                         --                   30,000
                                             -------------------------- -------------------------- ------------------------
          Net cash provided by financing
          activities                                            30,000                         --                   30,000
                                             -------------------------- -------------------------- ------------------------
Net increase in cash                                            30,000                         --                   30,000

Cash, beginning of period                                           --                         --                       --
                                             -------------------------- -------------------------- ------------------------

Cash, end of period                           $                 30,000  $                      --   $               30,000
                                             ========================== ========================== ========================


















                 See Accompanying Notes to Financial Statements.

                                   APTUS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     DESCRIPTION OF BUSINESS - Aptus Corp. (hereinafter referred to as the "Company") is seeking merger and asset-purchase activity to pursue application service providers and small-niche software companies. The Company has minimal operations and is considered a development stage company in accordance with Statement of Financial Accounting Standards No.
     7. The Company was incorporated in the State of Delaware on April 4, 2002.

     GOING CONCERN - The Company incurred net losses of $18,273 from the period of April 4, 2002 (Date of Inception) through November 30, 2003 and has not commenced its business operations, raising substantial doubt about the Company's ability to continue as a going concern. The Company plans to identify a suitable business to commence or acquire. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

     The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     YEAR END - The Company's year end is December 31.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     FIXED ASSETS - Fixed assets will be stated at cost less accumulated depreciation. Depreciation will be provided principally on the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance will be charged to expense as incurred. Expenditures for property betterments and renewals will be capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation will be removed from the accounts and any gain or loss will be reflected in other income (expense). Currently, the Company has no fixed assets.

     INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

     As of November 30, 2003, the Company has available net operating loss carryovers of approximately $18,000 that will expire in various periods through 2023. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

     NEW ACCOUNTING PRONOUNCEMENTS - In September 2001, the Financial Accounting Standards Board (FASB) issued Statement No. 143, Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement will be effective for the Company's fiscal year ending 2003. Management does not expect the adoption of this standard to have a material impact on the Company's financial statements.

     In April 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendments of FASB Statement No. 13, and Technical Corrections. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

     In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated With Exit or Disposal Activities. This statement requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, this statement states the liability should be initially measured at fair value. The statement is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

     In January 2003, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure. This statement provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in the financial statements about the effects of stock-based compensation. Because the Company continues to account for employee stock-based compensation under APB Opinion No. 25, the transitional guidance of SFAS No. 148 has no effect on the financial statements at this time.

     In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN No. 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of SFAS No. 5, 57, and 107 and rescission of FASB Interpretation No. 34, was issued. FIN No. 45 clarifies the requirements of SFAS No. 5, Accounting for Contingencies, relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. The adoption of the provisions of FIN No. 45 did not have a material impact on the Company's results of operations, financial position or cash flows.

     In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. This interpretation establishes standards for identifying a variable interest entity and for determining under what circumstances a variable interest entity should be consolidated with its primary beneficiary. Until now, a company generally has included another entity in its consolidated financial statements only if it controlled the entity through voting interests. Interpretation No. 46 changes that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the eleven months ended November 30, 2003 and for the period from April 4, 2002 (Date of Inception) through December 31, 2002, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

COMPREHENSIVE INCOME (LOSS) - The Company has no components of other comprehensive loss. Accordingly, net loss equals comprehensive loss for all periods.

ADVERTISING COSTS - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. The Company has recorded no significant advertising costs for the eleven months ended November 30, 2003 and the period from April 4, 2002 (Date of Inception) through December 31, 2002.

RESEARCH AND DEVELOPMENT COSTS - Research and development costs are charged to expense as incurred.

STOCK-BASED COMPENSATION - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The Company issued no stock, neither granted warrants or options, to employees for compensation for the eleven months ended November 30, 2003 and the period from April 4, 2002 (Date of Inception) through December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

2.       STOCKHOLDERS' EQUITY

November, 2003, the Company issued 12,000,000 shares of its common stock for cash in the amount of $30,000 ($0.0025 per share) to five individuals.

3.       LETTERS OF INTENT

On September 29, 2003, the Company entered into a letter of intent with QwikQuote, Inc. ("QwikQuote") to purchase all of its assets in consideration of $300,000. The purchase price shall be paid with $90,000 in cash and $210,000 in the Company's common stock. The anticipated closing date for this transaction is on or about January 2004.

On November 3, 2003, the Company entered into a binding letter of intent with Appgen, Inc. ("Appgen") and Mark Andre ("Andre") to purchase certain assets from Appgen and Andre in consideration of $500,000. The purchase price of $500,000 shall be paid with the Company's common stock. Additionally, a 5.5% royalty on all revenues earned on such assets purchased in perpetuity and a consulting agreement in the amount of $5,000 monthly for a period of two years will be paid to Andre. The anticipated closing date for this transaction is on or about January 2004.

4.       SUBSEQUENT EVENT

On December 15, 2003, the Company increased the authorized number of shares of common stock to 250,000,000.

On December 17, 2003, the company authorized 5,000,000 shares of class A common stock. par value $0.001 per share of which 1,200,000 shares are issued at a value of $0.001 per share and are outstanding.




No dealer, salesperson or any other person is authorized to give any information or to make any representations in connection with this
Prospectus and, if given or made, such information or
representations must not be relied upon as having been authorized by                            Aptus Corp.
us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the
securities offered by this Prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized
or is unlawful.                                                                                 10,000,000
---------------------------------------------
                                                                                            SHARES OF COMMON STOCK

Until November 30, 2004 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



TABLE OF CONTENTS


                                                                                                   Aptus Corp.
Summary..........................................................5                            1127 Broadway Plaza, #203
Risk Factors.....................................................9                           Tacoma, Washington 98402
Use of Proceeds.................................................12
Dilution........................................................13                                ________, 2004
Dividend Policy.................................................14
Capitalization..................................................14
Our Business....................................................14
Management Discussion of Analysis of Condition and Results of                      ---------------------------------------
Operations......................................................22
Principal Shareholders..........................................25
Management......................................................26
Certain Relationships and Related Transactions..................29
Description of Securities.......................................30
Shares Eligible for Future Sale.................................31
Available Information...........................................32
Special Note Regarding Forward-Looking Statements...............32
Stock Transfer Agent............................................33
Escrow Agent....................................................33
Experts.........................................................33
Legal Matters...................................................33
Index to Financial Statements...................................F-1




PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

The information required by this item is incorporated by reference to "indemnification" in the prospectus herein.

At present we have not entered into individual indemnity agreements with our Officers or Directors. However, our By-Laws and Certificate of Incorporation provide a blanket indemnification that we shall indemnify, to the fullest extent under Delaware law, our directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of our directors and officers and our stockholders for monetary damages will be limited.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               SEC Registration Fee                   $               460.00
               Blue Sky Fees and Expenses                          10,000.00
               Legal Fees and Expenses                             18,000.00
               Printing and Engraving Expenses                      5,000.00
               Accountant's Fees and Expenses                       2,500.00

                                                          -------------------
               Total                                  $            35,960.00
                                                          ===================




The foregoing expenses, except for the SEC fees, are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

(a) Unregistered Securities Sold within the past three years

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933,as amended.

On November 7, 2003, the board of directors authorized and issued the initial issuance of an aggregate of 12,000,000 shares as founder's stock at a price of $0.025 per share totaling $7,500 each to John P. Gorst, M. Carroll Benton, Mark Levin, and $3,750 each to Clifford Mastricola and Clayton Chase. The stock was purchased and the remaining balance of 238,000,000 shares of authorized common stock remained unissued.

On December 17, 2003, the board of directors authorized the purchase of an aggregate of 1,200,000 shares of class A common stock at a price of $0.001 per share, totaling $300.00 each to John P. Gorst, M. Carroll Benton and Mark Levin, and $150.00 to Clifford Mastricola and Clayton Chase. The stock has been purchased and the remaining balance of 3,800,000 shares of authorized class A common stock remained unissued.

In the past, executive management of Insynq, Inc. has engaged Mark Levin, Clifford Mastricola and Clayton Chase as consultants regarding possible merger and acquisition targets. Their contributions to Aptus as founders were in the
form of capital investment for common stock and business planning and advice. These individuals will be consultants to assist us in executing that portion of our business plan relating to mergers and acquisitions.

These issuances were made in reliance on Section 4(2) of the Securities Act of 1933, as amended, and we did not seek information whether the acquirers were accredited or sophisticated investors. The purchasers all were members of the incorporator group and not solicited.

ITEM 27.      EXHIBITS

Index to Exhibits

SEC REFERENCE     TITLE OF DOCUMENT                                     LOCATION
NUMBER

3.1               Articles of Incorporation                            Previously filed

3.2               Amended Articles of Incorporation
                  Changing authorized common
                  shares to 250,000,000                                Previously filed

3.3               Amended Articles of Incorporation
                  Adding Class A common shares
                  With super voting rights                             Previously filed

3.4               Bylaws                                               Previously filed

4.1               Warrant Agreement w/Mark Levin                       This filing page

4.2               Warrant Agreement w/Glenn Paul                       This filing page

4.3               Warrant Agreement w/Straube Health                   This filing page

4.4               Warrant Agreement w/Tim Heath                        This filing page

4.5               Asset Purchase Agreement w/QwikQuote                 This filing page

4.6               Asset Purchase Agreement w/Mark Andre                This filing page

4.7               Asset Purchase Agreement w/Appgen
                  Technologies, Inc.                                   This Filing Page

5.1               Consent of Miles Garnett, Esq.                       This filing page

10.1              Distribution Agreement w/Mark Andre                  This filing page

10.2              Security Agreement w/Mark Andre                      This filing page

10.3              Consulting  Agreement w/Mark Andre                   This filing page

10.4              Consulting and Non-Compete Agreement
                  w/Glenn Paul                                         This filing page

10.5              Consulting and Non-Compete Agreement
                  w/Alan Katz                                          This filing page

10.6              Consulting and Non-Compete Agreement
                  w/ Win Straube                                       This filing page

23.1              Consent of Accountants                               This filing page


ITEM 28. UNDERTAKINGS

The undersigned registrant undertakes:

 (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement

To include any prospectus required by section I O(a)(3) of the Securities Act of 1933, as amended;

         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                    APPENDIX





FOR OFFICE USE ONLY:










                             SUBSCRIPTION AGREEMENT
                                       FOR
                                   APTUS CORP.

                         COMMON STOCK ($0.50 PER SHARE)

Persons interested in purchasing common stock of Aptus Corp. must complete and return this Subscription Agreement along with their check or money order to:

Aptus Corp.
1127 Broadway Plaza, #203
Tacoma, Washington 98402, ("the Issuer") ("the Company")

Subject only to acceptance hereof by the issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Investor within thirty (30) days of the Close of this Offering.

         SECURITIES OFFERED - The Company is offering 10,000,000 shares (par value $0.001 per share) at $0.50 per share. The minimum subscription is 1,000 shares.

         SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.


NUMBER OF COMMON SHARES =  ___________________

Multiply by Price of Shares    x                $.50 per Share

Aggregate Subscription Price = $___________________



Check or money order shall be made payable to APTUS CORP. ESCROW ACCOUNT

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2004.

b) I am a bona fide resident of the state of ________________________________.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser.

Please register the shares, which I am purchasing as follows:

Name: _____________________________________ Date:  ___________________

As (check one)

       Individual          Tenants in Common        Existing Partnership
       Joint Tenants       Corporation              Trust
       Minor with adult custodian under the Uniform Gift to Minors Act  IRA

For the person(s) who will be registered shareholder(s):

-------------------------------------------       ------------------------------
Signature of Subscriber                                       Residence Address

------------------------------------------      --------------------------------
Name of Subscriber (Printed)                                  City or Town

-------------------------------------------      -------------------------------
Signature of Co-Subscriber State                              Zip Code

-------------------------------------------     --------------------------------
Name of Co-Subscriber (Printed)                               Telephone

-------------------------------------------     --------------------------------
Subscriber Tax I.D. or                            Co-Subscriber Tax I.D. or
Social Security Number                            Social Security Number

-------------------------------------------       ------------------------------
E-mail Address (if available)


ACCEPTED BY: APTUS CORP.


By: _______________________________________ Date: ______________________________
Officer

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Tacoma, Pierce County, State of Washington, on February 25, 2004.

(Registrant)                                APTUS CORP.


                                            By: /s/ John P. Gorst
                                            John P. Gorst
                                            Chairman of the Board of Directors


In accordance with the Securities Act of 1933 this registration was signed by the following persons in the capacities and on the dates indicated.

/s/ John P. Gorst            Chief Executive Officer          February 25, 2004
John P. Gorst                Chairman of the Board
                             and Director (Principal
                             Executive Officer)


/s/ M. Carroll Benton        Chief Administrative Officer     February 25, 2004
M. Carroll Benton            Secretary, Treasurer and
                             Director